UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2011

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2011, Danaher Corporation (“Danaher” or the “Company”) entered into a $3.0 billion revolving loan facility (the “Credit Facility”) with Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., Barclays Capital, Citigroup Global Markets Inc., and UBS Securities LLC, as joint lead arrangers and joint book managers, and a syndicate of lenders from time to time party thereto, in connection with the Offer and Merger (each as defined below). The commitments under the Credit Facility were required to be reduced by the net cash proceeds of certain equity or debt issuances by Danaher or any of its subsidiaries completed on or after June 17, 2011, but excluding the net proceeds of the Common Stock Offering (as defined below) (but in no event is Danaher required to reduce the aggregate commitments below $2.2 billion). On June 27, 2011, the Company delivered a notice to the administrative agent for the Credit Facility that, as required by the terms of the Credit Facility, as a result of the Senior Notes Offering (as defined below) pursuant to which the Company issued $1.8 billion of senior unsecured notes, effective as of June 27, 2011 the aggregate commitments under the Credit Facility be permanently reduced from $3.0 billion to $2.2 billion.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 7, 2011, Danaher announced that it had entered into an Agreement and Plan of Merger, dated February 6, 2011 (the “Merger Agreement”) with Djanet Acquisition Corp., an indirect wholly owned subsidiary of Danaher (“Purchaser”) and Beckman Coulter, Inc. (“Beckman Coulter”).

Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer to acquire all of the outstanding shares of common stock, par value $0.10 per share, of Beckman Coulter (the “Shares”), at a price per share equal to $83.50 in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions disclosed in the Offer to Purchase included in the tender offer statement on Schedule TO and in the related Letter of Transmittal (as amended or supplemented from time to time) filed by Danaher and Purchaser with the United States Securities and Exchange Commission on February 15, 2011 (the “Offer”).

The Offer expired at 5:00 p.m., New York City time, on Friday, June 24, 2011. Danaher and Purchaser elected to provide a subsequent offering period pursuant to Rule 14d-11 of the Securities Exchange Act of 1934, as amended, for the remaining Shares, which period expired at midnight, New York City time, at the end of June 29, 2011. According to Computershare Trust Company, N.A., the depositary for the Offer, an aggregate of approximately 66,168,634 Shares (excluding Shares that had previously been tendered pursuant to guaranteed delivery procedures but were not actually delivered) were validly tendered into, and not withdrawn from, the Offer and subsequent offering period, representing approximately 92.38% of all outstanding Shares (without giving effect to the Shares issued pursuant to the Top-Up Option described below). Purchaser has accepted all of the Shares that were validly tendered and not withdrawn for payment pursuant to the terms of the Offer and applicable law. The aggregate purchase price for such validly tendered shares was approximately $5,525,085,198.

Purchaser exercised its option under the Merger Agreement (the “Top-Up Option”) to acquire from Beckman Coulter a number of additional Shares for $83.50 per share (the “Top-Up Option Shares”) as a precautionary measure to ensure it would hold more than 90% of the outstanding Shares in the event that insufficient Shares were tendered during the subsequent offering period to enable the short-form merger to be effected. The Top-Up Option Shares were ultimately not required to enable the Merger to be effected.

Danaher also announced that effective as of 9:00 a.m., New York City time, on June 30, 2011, Purchaser acquired all of the remaining outstanding Shares by effecting a “short-form” merger under the General Corporation Law of the State of Delaware without action by any other stockholder since it had acquired more than 90% of the outstanding Shares (the “Merger”). In the Merger, Purchaser merged with and into Beckman Coulter, and Beckman Coulter became an indirect wholly owned subsidiary of Danaher. In the Merger, each Share (other than any Shares held by Danaher, Purchaser, Beckman Coulter, any of their respective subsidiaries and any stockholders who have and validly exercise their appraisal rights in connection with the Merger under Delaware law) was automatically cancelled and ceased to exist, and was converted into the right to receive $83.50 in cash, without interest. All of the Top-Up Option Shares, as well as all other Shares held by Danaher, Purchaser, Beckman Coulter and any of their respective subsidiaries immediately prior to the Merger, were cancelled without consideration in the Merger.

Danaher funded the acquisition of Beckman Coulter through a combination of (i) cash on hand, (ii) the net proceeds from the issuance of Danaher’s common stock as reported in Danaher’s Current Report on Form 8-K filed with the SEC on June 15, 2011 (the “Common Stock Offering”), (iii) the net proceeds from the sale of senior unsecured notes issued by Danaher as reported in Danaher’s Current Report on Form 8-K filed with the SEC on June 23, 2011 (the “Senior Notes Offering”) and (iv) the net proceeds from the sale of commercial paper issued by Danaher under its U.S. commercial paper program as reported in Danaher’s Current Report on Form 8-K filed with the SEC on June 24, 2011. Total consideration for the acquisition of 100% of the outstanding common stock of Beckman Coulter, assuming no appraisal rights are exercised and without giving effect to the Shares issued pursuant to the Top-Up Option, was approximately $5.98 billion.

Attached hereto as Exhibit 99.1 is a copy of the press release issued by Danaher on June 24, 2011 regarding the expiration and results of the Offer and commencement of a subsequent offering period, which is incorporated herein by reference.

Attached hereto as Exhibit 99.2 is a copy of the press release issued by Danaher on June 30, 2011 regarding the expiration and results of the subsequent offering period, as well as the completion of the Merger, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of the closing of the Offer on June 24, 2011, Beckman Coulter became a majority-owned subsidiary of Danaher, and as of such date, Beckman Coulter had, among other items, the following notes and debentures outstanding (collectively, the “Beckman Notes and Debentures”) (each figure is approximate):

- $224,000,000 principal amount outstanding with respect to Beckman Coulter’s 6.875% Senior Notes due 2011, issued pursuant to that certain First Supplemental Indenture dated as of November 19, 2001 between Beckman Coulter and Citibank, N.A. to the Senior Indenture dated as of April 25, 2001 between Beckman Coulter and Citibank, N.A. (the “2001 Senior Indenture”);

- $250,000,000 principal amount outstanding with respect to Beckman Coulter’s 6% Senior Notes due 2015, issued pursuant to that certain Third Supplemental Indenture dated as of May 21, 2009 between Beckman Coulter and Wells Fargo Bank, National Association (the “Third Supplemental Indenture”) to the 2001 Senior Indenture;

- $250,000,000 principal amount outstanding with respect to Beckman Coulter’s 7% Senior Notes due 2019, issued pursuant to the Third Supplemental Indenture to the 2001 Senior Indenture; and

- $36,190,000 principal amount outstanding with respect to Beckman Coulter’s 7.05% Debentures due 2026, issued pursuant to an officer’s certificate dated May 30, 1996 under the Senior Indenture dated as of May 15, 1996 between Beckman Instruments, Inc. and The First National Bank of Chicago.

On June 27, 2011, Beckman Coulter notified holders of the 6.875% Senior Notes due 2011, 6% Senior Notes due 2015, 7% Senior Notes due 2019 and 7.05% Debentures due 2026 that it intends to redeem each such series of notes on August 10, 2011.

In addition to the Beckman Notes and Debentures, Beckman Coulter also had as of the closing of the Offer $600 million principal amount outstanding with respect to Beckman Coulter’s 2.50% Senior Convertible Notes due 2036 (“Convertible Notes”) (assuming no holders of Convertible Notes had exercised their conversion rights with respect to the Convertible Notes prior to the closing of the Offer), pursuant to that certain Second Supplemental Indenture dated as of December 15, 2006 between Beckman Coulter and Wells Fargo Bank, National Association to the 2001 Senior Indenture, with respect to which the holders thereof have, pursuant to the terms of the governing indenture, certain conversion and repurchase rights arising out of Danaher’s acquisition of Beckman Coulter.

The information under the caption “Description of the Notes” in the Prospectus Supplement filed by Beckman Coulter with the U.S. Securities and Exchange Commission (the “SEC”) on April 27, 2001, the information under the caption “Description of the Notes” in the Prospectus Supplement filed by Beckman Coulter with the SEC on November 12, 2008, the information under the caption “Description of the Debentures” in the Prospectus Supplement filed by Beckman Coulter with the SEC on April 16, 1996 and the information under the caption “Description of the Notes” in the Registration Statement on Form S-3 filed by Beckman Coulter with the SEC on August 14, 2007 are incorporated herein by reference.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K. The financial statements will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of

Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this initial report on Form 8-K. The pro forma financial information will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release of Danaher Corporation, issued June 24, 2011 (incorporated by reference to exhibit (a)(5)(I) to Schedule TO-T/A of Danaher Corporation and Djanet Acquisition Corp., filed with the SEC on June 24, 2011).

Exhibit No.	Description
99.2	Press Release of Danaher Corporation, issued June 30, 2011 (incorporated by reference to exhibit (a)(5)(J) to Schedule TO-T/A of Danaher Corporation and Djanet Acquisition Corp., filed with the SEC on June 30, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 30th day of June 2011.

DANAHER CORPORATION

By:	/s/ Robert S. Lutz
Name: Robert S. Lutz
Title: Senior Vice President - Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Danaher Corporation, issued June 24, 2011 (incorporated by reference to exhibit (a)(5)(I) to Schedule TO-T/A of Danaher Corporation and Djanet Acquisition Corp., filed with the SEC on June 24, 2011).

99.2	Press Release of Danaher Corporation, issued June 30, 2011 (incorporated by reference to exhibit (a)(5)(J) to Schedule TO-T/A of Danaher Corporation and Djanet Acquisition Corp., filed with the SEC on June 30, 2011).